Exhibit 10.5

                         Investment Capital Corporation
                    7373 E. Doubletree Ranch Road, Suite 200
                              Scottsdale, AZ 85258
                       (480) 767-7178 Fax: (480) 767-6179

                                                           From the Desk of ...
                                                               Terry W. Neild

February 3, 2000

Don Stoecklein
Sperry Young & Stoecklein
1850 East Flamingo Road
Suite 111
Las Vegas, NV 89119

Dear Don:

                              Re: Merger of White Rock Enterprises Ltd. &
                                  Ises Corporation
                                  ---------------------------------------

     White Rock Enterprises Ltd. currently has 4,896,000 shares outstanding. White Rock Enterprises Ltd. will acquire Ises Corporation by the issuance of (fully-diluted) Twenty-Two Million shares (22,000,000) as follows:

     Rick Grewell & partners
         Preferred Stock convertible into                     10,000,000  shares
         Restricted 144 shares                                10,000,000    "

     Pursuit Capital LLC                                       1,000,000    "

     Regency Group Limited, Inc.                               1,000,000    "
                                                              ----------

     Total                                                    22,000,000    "


     Original stock including float                            4,896,000    "
                                                              ----------

     Total stock issued after merger (fully-diluted)          26,896,000    "

     Stock to be issued for Private Placement                    750,000
                                                              ----------

                                                               27,646,000 shares